CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No.11 to the Registration Statement under the Securities Act of 1933 and Amendment No. 15 to the Registration Statement under the Investment Company Act of 1940 of Touchstone Series Trust (formerly Touchstone Select Advisors Trust A) on Form N-1A of our report dated February 18, 1999, on our audits of the financial statements and financial highlights of Touchstone Emerging Growth Fund A, Touchstone International Equity Fund A, Touchstone Growth & Income Fund A, Touchstone Balanced Fund A, Touchstone Income Opportunity Fund A, Touchstone Value Plus Fund A and Touchstone Bond Fund A, which report is included in the Annual Report for Select Advisors Trust A for the year ended December 31, 1998, which is incorporated by reference in the Registration Statement; and our report dated February 18, 1999, on our audits of the financial statements and financial highlights of Touchstone Standby Income Fund, which report is included in the Annual Report for Touchstone Standby Income Fund for the year ended December 31, 1998, which is incorporated by reference in the Registration Statement.

We also consent to the reference to our Firm under the captions "Financial Highlights" and "Counsel and Independent Accountants."

                                              /s/PricewaterhouseCoopers LLP

                                                 PricewaterhouseCoopers LLP


Boston, Massachusetts
April 26, 1999